EXHIBIT 10.2

Form Of
ESSA Bancorp, Inc.
Restricted Stock Award Agreement (Time Based Vesting)

1. Restricted Stock Award.  ESSA Bancorp, Inc. (the “Company”) has granted to the following person (the “Participant”) a Restricted Stock Award (the “Award”), pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”), of the number of shares (the “Shares”) of common stock (“Common Stock”) of the Company set forth opposite the Participant’s name below, subject to the terms and conditions of this Restricted Stock Award Agreement (the “Agreement”) and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

Name of Participant: _____________________________________

Number of Shares of Common Stock Granted: ________________

Date of Grant: ___________________________________________

Grant Price: _____________________________________________

2. Forfeitable Shares and Vested Shares.  All Shares shall be deemed to be “Forfeitable Shares” until the Company’s right of Forfeiture, described in Section 4 below, has expired (and the Participant’s right to retain such shares has accrued) in accordance with the Vesting Schedule set forth in Section 3.  Forfeitable Shares shall be subject to Forfeiture as described in Section 4 below.  “Vested Shares” are Shares held by the Participant as to which the Company’s right of Forfeiture has expired (and the Participant’s right to retain such Shares has accrued) based on the Vesting Schedule.  All certificates representing Forfeitable Shares shall remain in the possession of the Company until such shares become Vested Shares in accordance with the terms of this Agreement. The Company shall deliver to the Participant a certificate representing the Participant’s Vested Shares promptly after such Shares become Vested Shares.

3. Vested Shares

(a) Vesting Schedule.  The Company’s right of Forfeiture shall expire and all of the Shares shall become 100% vested on January 1, 20__.

(b) Vesting Upon Death or Disability.  In the event of Participant’s termination of service due to death or Disability of the Participant before the expiration of the Vesting Schedule, then the vesting of the Shares under the Vesting Schedule shall be automatically accelerated in full so that all of the Shares shall become Vested Shares, effective as of the date of death or Disability.

(c) Vesting Upon a Change in Control. In the event of the Participant’s Involuntary Termination of Service (as defined in the Plan) following a Change in Control (as defined in the Plan), all Restricted Stock Awards shall become fully earned and vested immediately.

4. Forfeiture of Shares.

(a) Forfeiture.  Upon the Participant’s termination of service for any reason (other than the Participant’s death, Disability or following a Change in Control as provided in Section 3) before the end of the term of the Vesting Schedule, then all Shares which as of the date of such termination constitute Forfeitable Shares shall be forfeited to the Company (“Forfeiture”) without payment of any consideration by the Company.  There shall be no further accruals under the Vesting Schedule (and no further Forfeitable Shares shall become Vested Shares) from and after the date of any such termination.

(b) Forfeiture of Forfeitable Shares.  The Participant’s rights in all Forfeitable Shares shall terminate automatically on the date of the Participant’s termination of service for reasons other than the Participant’s death or Disability, and the Company may thereupon cancel the certificate or certificates representing such Forfeitable Shares on its books.  In the event that the certificates then being held by the Company under this Agreement represent Vested Shares as well as Forfeitable Shares, the Company shall issue to the Participant a replacement certificate for such Vested Shares.

5. No Implied Rights. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

6. No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

7. Dividends.  Any dividends or distributions (other than a stock dividend consisting of shares of Common Stock) declared and paid with respect to shares of Common Stock subject to the Award, without regard to vesting status, shall be immediately distributed to the Participant.

8. Voting Rights. The Participant shall have the right to vote the shares of Common Stock subject to this Award, without regard to vesting status, unless shares are forfeited.

9. Availability of Tax Election.  The Participant acknowledges that the Company has advised the Participant of the possibility of making an election under Section 83(b) of the Code with respect to the Award of the Shares and has recommended that the Participant consult a qualified tax advisor regarding the desirability of making such an election in light of the Participant’s individual circumstances.

10. Acceptance and Acknowledgment.  The Recipient hereby accepts this Award, subject to all the terms and provisions herein and to the provisions of the Plan (as it may be amended from time to time).  The Recipient hereby agrees to accept as  binding, conclusive, and final, all decisions and interpretations of the Committee upon any questions arising under the Plan.  As a condition to the issuance of shares of common stock of the Company under this Award, the Recipient authorizes the Company to deduct from the settlement of an Award any taxes required to be withheld by the Company under federal, state, or local law as a result of his receipt of this Award.  This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company or ESSA Bank & Trust to discharge the Participant or restrict the right of the Participant to terminate his or her service.

11. Miscellaneous.

(a) This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

(b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(d) This Agreement is executed in two (2) counterpart originals, one (1) to be retained by the Participant and one (1) to be retained by the Company.

ESSA Bancorp, Inc.

By:_______________________________
President and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the grant of the Award described in this Agreement and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2024 Equity Incentive Plan.
PARTICIPANT
_____________________________________

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